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                                                                    EXHIBIT 10.1

                            ASSET PURCHASE AGREEMENT

                                 by and between

                           MUSLIM MEDIA NETWORK, INC.

                                       and

                                  AN - NAS, LLC

                          Dated as of February 15, 2005

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                            ASSET PURCHASE AGREEMENT

      THIS ASSET PURCHASE AGREEMENT (the "AGREEMENT") is made and entered into effective as of the 15th day of February, 2005, by and between MUSLIM MEDIA NETWORK, INC., a Michigan corporation, having its principal place of business located at 29004 West Eight Mile Road, Farmington, Michigan 48336 (hereinafter referred to as the "BUYER") and AN - NAS, LLC, a Michigan limited liability company, having its principal place of business located at 29004 West Eight Mile Road, Farmington, Michigan (hereinafter referred to as the "SELLER").

                                   WITNESSETH:

      WHEREAS, Seller publishes a weekly newspaper known as "The Muslim Observer" and maintains a web-site known as www.muslimobserver.com, (such newspaper and web-site are referred to hereinafter as the "Business") and is desirous of selling certain assets relating to the Business, which assets are more particularly described hereinafter; and

      WHEREAS, Buyer desires to acquire the Business and the assets referenced above; and

      WHEREAS, the parties believe it is in their mutual best interests to enter into the Agreement.

      NOW, THEREFORE, for and in consideration of Ten and no/100ths ($10.00) and other good and valuable consideration, together with the mutual promises and covenants contained herein, the receipt, sufficiency and adequacy of which is hereby acknowledged by the parties, the parties agree, intending to be legally bound, as follows:

                                    ARTICLE 1
                           PURCHASE AND SALE OF ASSETS

      1.1 AGREEMENT OF PURCHASE AND SALE. On the terms and subject to the conditions of this Agreement, at the Closing (as defined in Article 2 hereof), the Seller shall sell, transfer, convey, assign and deliver (or cause to be sold, transferred, conveyed, assigned and delivered) to the Buyer, and the Buyer shall purchase and accept delivery of, all of the Seller's right, title and interest in and to all of the assets described on SCHEDULE 1.1(a),; said assets are hereinafter called the "PURCHASED ASSETS". It is the intention of the parties that after the Closing the Seller will discontinue providing the products and services of the Business. It is the further intention of the parties that through the acquisition of the Purchased Assets the Buyer shall acquire all assets, documents and information which are needed to provide the products and services formerly provided by the Business. The Purchased Assets will be sold free and clear of all mortgages, deeds of trust, liens, pledges, charges, security interests, contractual restrictions, claims or encumbrances of any kind or character (collectively, "ENCUMBRANCES").

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      1.2   PURCHASE PRICE; CONTRACTUAL COMMITMENT.

            (a) PURCHASE PRICE. As the full consideration to be paid by the Buyer for the Purchased Assets, the Buyer shall, at Closing, pay Seller the purchase price (the "Purchase Price") as follows: (i) pay Seller $1.00 in cash by certified check or wire transfer; and (ii) Buyer shall assume and pay the liabilities of Seller up to a maximum amount of $60,000 (the "Assumed Liabilities").

            (b) ASSUMED LIABILITIES. Seller agrees that Buyer assumes no liabilities of Seller, whether accrued, absolute, contingent, matured, not matured, known, unknown, or otherwise, except only for (a) the Assumed Liabilities, and (b) any executory obligations of Seller's continued performance arising in the ordinary course of business under any contracts that become performable or payable on or after the Closing Date.

      1.3   INSTRUMENTS OF CONVEYANCE AND TRANSFER.

            (a) INSTRUMENTS OF CONVEYANCE AND TRANSFER. At the Closing, the Seller shall deliver to the Buyer a Bill of Sale and Assignment, and Seller shall also deliver such other instruments of assignment, conveyance and transfer, as shall be necessary to vest in the Buyer good title to the Purchased Assets in accordance herewith including but not limited to appropriate releases or waivers from secured parties of Seller. Simultaneously therewith, the Seller shall take all steps as may be required to transfer to the Buyer actual possession and exclusive control of the Purchased Assets.

            (b) FURTHER ASSURANCES. The Seller further agrees that, from and after the Closing, it will execute and deliver to the Buyer such additional instruments and documents and take such further action as the Buyer may reasonably request in order to more fully vest, record and/or perfect the Buyer's title to, or interest in, the Purchased Assets.

      1.4   SELLER'S EMPLOYEES. Buyer will hire Seller's employees.

                                    ARTICLE 2

                                     CLOSING

      The transactions contemplated hereby shall take place at a closing (the "CLOSING") at the offices of Seller at 4:00 p.m., Eastern Standard Time, on the 15th day of February, 2005, unless another date or place is agreed to in writing by the Seller and the Buyer. The Closing may be effected by delivery of the closing documents by facsimile, followed by delivery of originals by overnight courier and of the cash portion of the Purchase Price and any other sums payable at Closing by wire transfer. The date on which the Closing actually occurs is referred to herein as the "CLOSING DATE".

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                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

      The Seller hereby represents and warrants to the Buyer as follows:

      3.1 ORGANIZATION; GOOD STANDING; QUALIFICATIONS. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Michigan.

      3.2 AUTHORITY; CONSENT. The Seller has full power and authority to carry on the Business as now conducted, to execute and deliver this Agreement and the other agreements, documents and instruments contemplated hereby, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery by the Seller of this Agreement and the other agreements, documents and instruments contemplated hereby, the consummation by the Seller of the transactions contemplated hereby and thereby and the performance by the Seller of its obligations hereunder and thereunder: (i) have been duly and validly authorized by all necessary company action, including, without limitation, all necessary member action; and (ii) do not and will not, (A) conflict with or violate any of the provisions of the articles of organization or operating agreement, each as amended, of the Seller,
(B) violate any law, ordinance, rule or regulation or any judgment, order, writ, injunction or decree or similar command of any court, administrative or governmental agency or other body applicable to the Seller, the Purchased Assets or the Business, (C) violate or conflict with the terms of, or result in the acceleration of, any indebtedness or obligation of the Seller, or violate or conflict with or result in a breach of, or constitute a default under any material instrument, agreement or indenture or any mortgage, deed of trust or similar contract to which the Seller is a party or by which the Seller, or any of the Purchased Assets or the Business are bound or affected, except for that indebtedness or obligations as to which Seller must obtain consent before Closing, (D) result in the creation or imposition of any Encumbrance upon any of the Purchased Assets, or (E) require the consent, authorization or approval of, or notice to, or filing or registration with, any governmental body or authority, or any other third party.

      3.3 ABSENCE OF CERTAIN CHANGES. Since December 31, 2004, the Seller has operated the Business in the ordinary course, consistent with past practices, and there has not been incurred, nor has there occurred: (a) any material damage, destruction or loss (whether or not covered by insurance) adversely affecting the Purchased Assets (b) any sale, transfer, pledge or other disposition of any tangible or intangible assets which, as of December 31, 2004, would have been a part of the Purchased Assets (c) any termination, amendment, cancellation or waiver of any Material Contract (as defined herein) or any termination, amendment, cancellation or waiver of any rights or claims of the Seller under any Material Contract (except in each case in the ordinary course of business and consistent with past practices); (d) any other change in the condition (financial or otherwise), business operations, assets, earnings, business or prospects of the Business which has, or could reasonably be expected to have, a material adverse effect on the

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Purchased Assets, or (e) any agreement, whether in writing or otherwise, by the
Seller to take or do any of the actions enumerated in this Section, except for agreements related to and consistent with the transaction contemplated by this Agreement.

      3.4   MATERIAL CONTRACTS.

            (a) LIST OF MATERIAL CONTRACTS. Copies of all contracts, agreements, understandings or arrangements, written or oral, which relate to the Purchased Assets (collectively, the "MATERIAL CONTRACTS") including but not limited to special pricing, special price lists, rebate agreements, discount agreements and any pricing or terms different from list, published or standard prices and have been furnished to the Buyer.

            (b) PERFORMANCE, DEFAULTS, ENFORCEABILITY. The Seller has in all material respects performed all of its obligations required to be performed by it to the date hereof, and is not in default or alleged to be in default in any material respect, under any Material Contract, and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default. To the knowledge of the Seller, no other party to any Material Contract is in default in any respect of any of its obligations thereunder. Each of the Material Contracts is valid and in full force and effect and enforceable against the parties thereto in accordance with their respective terms, and the transfer and assignment to the Buyer of all of the Material Contracts, will not (i) require the consent of any party thereto or (ii) constitute an event permitting termination thereof.

      3.5 TITLE TO PURCHASED ASSETS AND RELATED MATTERS. The Seller has good and valid title to all of the Purchased Assets, free and clear of all Encumbrances. The Purchased Assets (including, without limitation, the Material Contracts) include all files, documents, information and rights (tangible and intangible, and all licenses and other agreements) which have been utilized by the Seller in carrying on the Business in the ordinary course, including but not limited to copyrights and trademarks. The Purchased Assets (i) are in the exclusive possession and control of the Seller and after Closing no person or entity other than the Buyer will be entitled to possession or ownership of any portion of the Purchased Assets; and (ii) do not include any contracts for future services, prepaid items or deferred charges the full value or benefit of which will not be usable by or transferable to the Buyer.

      3.6 APPROVALS, PERMITS AND AUTHORIZATIONS. There are no governmental licenses, permits, other authorizations, filings and registrations that are necessary for the Seller to own the Purchased Assets and or for Seller to operate the Business as presently conducted.

      3.7 COMPLIANCE WITH LAWS. The Seller has conducted the operations of the Business in compliance with, and all of the Purchased Assets comply with (i) all applicable laws, rules, regulations and codes (including, without limitation, any laws, rules, regulations and codes relating to anticompetitive practices and contracts) and (ii) all applicable orders, rules, writs, judgments, injunctions, decrees and ordinances. Seller

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has not received any notification, relating to the Business or the Purchased
Assets, of any asserted present or past failure by it, to comply with such laws, rules or regulations, or such orders, rules, writs, judgments, injunctions, decrees or ordinances.

      3.8   INSURANCE AND CLAIMS. With respect to each insurance policy of
Seller: (A) Seller has paid all premiums to the date hereof; (B) the consummation of the transactions contemplated hereby will not in any respect conflict with, result in a breach of, or constitute a default under the policy;
(C) neither Seller nor, to the Knowledge of Seller, any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and to the Knowledge of Seller, no event has occurred which, with notice or the lapse of time, would reasonably be expected to constitute such a material breach or default, or permit termination, material modification, or acceleration, under the policy; and (D) neither Seller nor, to the Knowledge of Seller, any other party to the policy has repudiated any material provision thereof. Seller has been covered since 1998 by insurance in scope and amount customary and reasonable for the business in which it has engaged during the aforementioned period.

      3.9 TAXES. All federal, state and local tax returns and reports required as of the date hereof to be filed by the Seller relating to the Business for taxable periods ending prior to the date hereof have been duly and timely filed by the Seller with the appropriate governmental agencies, and all such returns and reports are true, correct and complete. All federal, state and local income, profits, franchise, sales, use, occupation, property, excise, payroll, withholding, employment, estimated and other taxes of any nature, including interest, penalties and other additions to such taxes ("TAXES"), payable by, or due from, the Seller relating to the Business for all periods arising on or prior to the Closing Date have been fully paid or adequately reserved for by the Seller.

      3.10 LITIGATION. There are no actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending, or to the Seller's knowledge, threatened or probable of assertion, against the Seller either with respect to the Purchased Assets or the Business. The Seller knows of no basis for the institution of any such suit or proceeding. The Seller is not now under any judgment, order, writ, injunction, decree, award or other similar command of any court, administrative agency or other governmental authority applicable to the Business or any of the Purchased Assets.

      3.11 POWERS OF ATTORNEY. There are no persons, firms, associates, corporations, business organizations or other entities holding general or special powers of attorney from the Seller with respect to the Business or any of the Purchased Assets.

      3.12 SELLER'S BROKER'S AND FINDER'S FEES. Seller has not incurred any liability to any broker, finder or agent or any other person or entity for any fees or commissions with respect to the transactions contemplated by this Agreement, and the Seller hereby agrees to assume all liability to any such broker, finder or agent or any other person or entity claiming any such fee or commission. Seller shall indemnify and hold Buyer

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harmless, including reasonable attorney's fees, from any and all claims made for commissions or finder's fees that have been induced or incurred by Seller.

      3.13 EMPLOYEE RELATIONS AND BENEFITS. With respect to Seller's employees, Seller is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, material grievances, claims of unfair labor practices, or other collective bargaining disputes. To the Knowledge of Seller, there is not any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Seller.

      3.14 PATENTS; TRADEMARKS; TRADE NAMES; COPYRIGHTS; LICENSES, ETC. All intellectual property associated or a part of the Purchased Assets and all goodwill associated therewith has been duly transferred from Seller to Buyer as a part of the Purchased Assets.

      3.15 NO UNDISCLOSED LIABILITIES. The Seller does not have any material liabilities or obligations of any nature, known or unknown, fixed or contingent, matured or unmatured, in connection with the operation of the Business or the Purchased Assets other that those incurred in the ordinary course of business.

      3.16 BUSINESS GENERALLY. The Seller is not aware of the existence of any conditions, including, without limitation, any actual or potential competitive factors in the markets in which the Seller participates, which have not been disclosed to the Buyer and which could reasonably be expected to have a material adverse effect on the Purchased Assets and the continued sale by the Buyer of the products and services formerly sold or provided by the Business, other than general business and economic conditions affecting the industry and markets in which the Company participates.

      3.17 ENVIRONMENTAL AND REGULATORY MATTERS. No lawsuits, claims, civil actions, criminal actions, administrative proceedings, investigations or enforcement or other actions are pending or threatened under any Environmental Law with respect to the Seller, the Purchased Assets, or the Business. No environmental lien has attached or, to the best of Seller's knowledge, is threatened to be attached to the Purchased Assets. The Seller has not received any written or oral order, notice, complaint, request for information, claim, demand or other communication from any government authority or other person, whether based in contract, tort, implied or express warranty, strict liability, or any other common law theory, or any criminal or civil statute, arising from or with respect to the Purchased Assets or the Business. For the purpose of this
Section 3.19, the following terms shall have the following meaning: (i) "ENVIRONMENTAL LAW" means all present and future federal, state and local laws, statutes, regulations, rules, ordinances and common law, and all judgments, decrees, orders, agreements, or permits, issued, promulgated, approved or entered thereunder by any government authority relating to pollution, Hazardous Materials, worker safety or protection of human health or the environment and
(ii) "HAZARDOUS MATERIALS" means any waste, pollutant, chemical, hazardous material, hazardous substance, toxic substance, hazardous waste, special waste, solid waste, petroleum or petroleum-derived substance or waste (regardless of

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specific gravity), or any constituent or decomposition product of any such pollutant, material, substance or waste, including, but not limited to, any hazardous substance or constituent contained within any waste and any other pollutant, material, substance or waste regulated under or as defined by any Environment Law.

      3.18 MISSTATEMENTS AND OMISSIONS. No representation or warranty made by the Seller in this Agreement, and no statement contained in any certificate or document furnished or to be furnished by the Seller pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make such representation or warranty or such statement not misleading.

                                    ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

      The Buyer hereby represents and warrants to the Seller as follows:

      4.1 ORGANIZATION AND GOOD STANDING. The Buyer is a corporation, validly existing and in good standing under the laws of the State of Michigan. The Buyer is qualified as a foreign corporation and in good standing in the jurisdictions where the nature of the Company's business and its assets require such qualification, except where failure to so qualify would not have a material and adverse effect on the operations of the Buyer.

      4.2 AUTHORITY; CONSENTS. The Buyer has full corporate power and authority to execute and deliver the Agreement and the other agreements and documents and instruments contemplated hereby, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery by the Buyer of this Agreement and the other agreements, documents and instruments contemplated hereby, the consummation by the Buyer of the transactions contemplated hereby and thereby and the performance by the Buyer of its obligations hereunder and thereunder:
(i) have been duly and validly authorized by all necessary corporate action on their part; and (ii) do not and will not, (A) conflict with or violate any of the provisions of the Articles of Incorporation or By-laws of the Buyer, (B) violate any law, ordinance, rule or regulation or any judgment, order, writ, injunction or decree or similar command of any court administrative or governmental agency or other body applicable to the Buyer or any of its assets, or (C) violate or conflict with the terms of, or result in the acceleration of, any indebtedness or obligation of the Buyer under, or violate or conflict with or result in a breach by the Buyer of, or constitute a default under, any material instrument, agreement or indenture or any mortgage, deed of trust or similar contract to which the Buyer is a party or by which the Buyer or any of its assets may be otherwise bound or affected; or (D) require the consent, authorization or approval of, or notice to, or filing or registration with, any governmental body or authority, or any other third party.

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      4.3   BUYER'S BROKER'S AND FINDER'S FEES. The Buyer has not incurred any liability to any broker, finder or agent or any other person or entity for any fees or commissions with respect to the transactions contemplated by this Agreement and the Buyer hereby agrees to assume all liability to any such broker, finder or agent or any other person or entity claiming any such fee or commission. Buyer shall indemnify and hold Seller harmless, including reasonable attorney's fees, from any and all claims made for commissions or finder's fees that have been induced or incurred by Buyer.

      4.4 LITIGATION. There are no actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending or, to the Buyer's knowledge, threatened or probable of assertion, against the Buyer before any court, governmental or administrative agency or other body relating to this Agreement and/or the transactions contemplated hereby. The Buyer is not now under any judgment, order, writ, injunction, decree or other similar command of any court, administrative agency or other governmental agency which relate to this Agreement and/or the transactions contemplated hereby.

      4.5 MISSTATEMENTS OR OMISSIONS. No representation or warranty made by the Buyer in this Agreement, and no statement contained in any certificate or document furnished or to be furnished by the Buyer to the Seller pursuant hereto, contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make such representation or warranty or such statement not misleading.

                                    ARTICLE 5

                       PRE-CLOSING COVENANTS OF THE SELLER

      The Seller, to the extent set forth below, hereby covenants and agrees that from and after the date hereof until the Closing:

      5.1 PROVIDE ACCESS TO INFORMATION; COOPERATION WITH BUYER. The Seller shall afford to the Buyer, its attorneys, accountants, and such other representatives of the Buyer as the Buyer shall designate to the Seller, free and full access at all reasonable times, and upon reasonable prior notice, to the Purchased Assets and the properties, books and records of the Seller relating to the Business in order that the Buyer may have full opportunity to make such investigation as it shall reasonably desire of the Purchased Assets and the operations of the Business. In addition, the Seller shall provide to the Buyer and its representatives such additional information in respect of the Purchased Assets and the operations of the Business as the Buyer shall from time to time reasonably request.

      5.2 OPERATION OF BUSINESS OF THE SELLER. At all times before the Closing, the Seller shall (a) operate the Business substantially as presently operated and only in the ordinary course and consistent with past operations,
(b) use its reasonable best efforts to

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preserve intact the Business' present relationships with customers, (c) cause the Business to comply in all respects with all applicable laws, rules and regulations, and (d) maintain the books and records of account in respect of the Business and its customers in the usual, regular and ordinary manner.

      5.3 OTHER CHANGES. The Seller shall not, without the prior written consent of the Buyer enter in to any contract, agreement, undertaking or commitment which cannot be assigned to the Buyer or a permitted assignee of the Buyer, or take, cause, agree to take or cause, or permit to occur any of the actions or events set forth in Section 3.3 of this Agreement.

      5.4 ADDITIONAL INFORMATION. The Seller shall furnish to the Buyer such additional information with respect to any matters or events arising or discovered subsequent to the date hereof which, if existing or known on the date hereof, would have rendered any representation or warranty made by the Seller or any information contained herein or in other information supplied in connection herewith then inaccurate or incomplete. The receipt of such additional information by the Buyer shall not operate as a waiver by the Buyer of the obligations of the Seller to satisfy the conditions to Closing set forth in
Section 7.1 hereof.

      5.5   CLOSING CONDITIONS.

            (a) SELLER'S BEST EFFORTS. The Seller shall use all reasonable best efforts to satisfy promptly the conditions to Closing set forth in Article 7 hereof required herein to be satisfied by the Seller.

            (b) COOPERATION. Seller hereby agrees, at the request of at any time both on or after the Closing Date, that Seller will execute and deliver, or cause to be executed and delivered, such bills of sale, certificates, documents and agreements as may reasonably be requested by Buyer in order to implement the transactions contemplated by this Agreement, and to evidence and confirm the transfer to Buyer of the Purchased Assets and the assumption by Buyer of the Assumed Liabilities.

            (c) PUBLICITY OR DISCLOSURE. Except to the extent necessary to properly inform customers and employees of Seller, no public announcement or other publicity relating to the transactions contemplated by this Agreement, including, for example, the Purchase Price and form of the transaction, shall be made by any of the parties, either before or after the Closing, except with the prior agreement of the other parties.

            (d) CONFIDENTIALITY. Seller shall, and shall cause its affiliates, directors, officers, employees, and agents to, take all reasonable and appropriate steps to keep confidential all information obtained or furnished to any of them with respect to Buyer and its business, operations, customer lists and financial condition and with respect to the Purchased Assets sold hereunder; provided, however, that any such information may be disclosed by Seller to the extent required by law, as determined in a written

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opinion of counsel to Seller (which counsel may be an employee of Seller). In the event such disclosure is required, Seller shall provide Buyer written notice of the information to be disclosed, together with a copy of the written opinion referred to in the immediately preceding sentence, as far in advance of such disclosure as is practicable. At Buyer's request, Seller will use its best efforts to obtain assurances that confidential treatment will be afforded to such information and will disclose only such information as is necessary to comply with its legal obligations as advised in such written opinion. Seller acknowledges that Buyer may suffer irreparable harm as a result of a breach of this Section and that, therefore, Buyer will be entitled to injunctive and other appropriate equitable relief in addition to damages as a result of a breach or imminent breach of this Section. Seller's obligations under this Section shall survive both the terminations of this Agreement and the Closing.

                                    ARTICLE 6

                       PRE-CLOSING COVENANTS OF THE BUYER

      The Buyer hereby covenants and agrees that, from and after the date hereof until the Closing:

      6.1   CLOSING CONDITIONS.

            (a) BUYER'S BEST EFFORTS. The Buyer shall use all reasonable best efforts to satisfy promptly the conditions to Closing set forth in Article 8 hereof required herein to be satisfied by the Buyer.

            (b) COOPERATION. Buyer hereby agrees, at the request of Seller at any time both on or after the Closing Date, that Buyer will execute and deliver, or cause to be executed and delivered, such bills of sale, certificates, documents and agreements as may reasonably be requested by Seller in order to implement the transactions contemplated by this Agreement, and to evidence and confirm the transfer to Buyer of the Purchased Assets and the assumption by Buyer of the Assumed Liabilities.

            (c) PUBLICITY OR DISCLOSURE. Except to the extent necessary to properly inform customers and employees of Seller, no public announcement or other publicity relating to the transactions contemplated by this Agreement, including, for example, the Purchase Price and form of the transaction, shall be made by any of the parties, either before or after the Closing, except with the prior agreement of the other parties.

            (d) CONFIDENTIALITY. Buyer shall, and shall cause its affiliates, directors, officers, employees, and agents to, take all reasonable and appropriate steps to keep confidential all information obtained or furnished to any of them with respect to Seller and its business, operations, and financial condition; provided, however, that any such information may be disclosed by Buyer to the extent required by law, as determined in a written opinion of counsel to Buyer (which counsel may be an employee of Buyer).

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In the event such disclosure is required, Buyer shall provide Seller written notice of the information to be disclosed, together with a copy of the written opinion referred to in the immediately preceding sentence, as far in advance of such disclosure as is practicable. At Seller's request, Buyer will use its best efforts to obtain assurances that confidential treatment will be afforded to such information and will disclose only such information as is necessary to comply with its legal obligations as advised in such written opinion. Buyer acknowledges that Seller may suffer irreparable harm as a result of a breach of this Section and that, therefore, Seller will be entitled to injunctive and other appropriate equitable relief in addition to damages as a result of a breach or imminent breach of this Section. Buyer's obligations under this Section shall survive both the terminations of this Agreement and the Closing.

                                    ARTICLE 7

                CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER

      The obligations of the Buyer under this Agreement at the Closing and the consummation by the Buyer of the transactions contemplated hereby are subject to the satisfaction or fulfillment by the Seller, prior to or at the Closing, of each of the following conditions, unless waived in writing by the Buyer:

      7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Seller in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as though such representations and warranties were made at and as of such times.

      7.2 PERFORMANCE OF OBLIGATIONS OF THE SELLER. Seller shall have performed and complied with all of its covenants, agreements, obligations and restrictions pursuant to this Agreement required to be performed or complied with by it prior to or at the Closing.

      7.3 SUPPORTING DOCUMENTS. The Buyer shall have received from the Seller signed originals of:

            (a) the Bill of Sale and Assignment;

            (b) copies of all authorizations, consents, approvals, notices, filings and registrations referred to in Section 3.2 hereof, including, but not limited to, the consent of any secured creditor of seller to the transaction and transfers contemplated hereby and the waiver by such secured creditor of any and all claims to and security interest in the Purchased Assets; and

            (c) such additional supporting documents and other information as the Buyer, its lenders and/or legal counsel may reasonably request.

      7.4 BILL OF SALE, ETC. The Buyer shall have received from the Seller a duly executed bill of Sale and all necessary assignments, documents and instruments to effect the transfers, conveyances and assignments to the Buyer referred to in Article 1 hereof, and the Seller shall have taken such action as shall be necessary to put the Buyer in actual possession and exclusive control of each of the Purchased Assets.

      7.5 BOOKS AND RECORDS. The Buyer shall have received copies of all books and records of, or pertaining to, the Business and the Purchased Assets.

      7.6 CONSENTS. The Buyer shall have received duly executed copies of all consents, authorizations, approvals, notices, registrations and filings which are required for the Seller to consummate the transactions contemplated hereby.

      7.7 NO LITIGATION. No action, suit or other proceeding shall be pending or threatened before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain damages in respect thereof, or involving a claim that consummation thereof would result in a violation of any law, rule, decree or regulation of any governmental authority having appropriate jurisdiction, and no order, decree or ruling of any governmental authority or court shall have been entered challenging the legality, validity or propriety of this Agreement or the transactions contemplated hereby or prohibiting, restraining or otherwise preventing the consummation of the transactions contemplated hereby.

      7.8 NO MATERIAL ADVERSE CHANGE OR UNDISCLOSED LIABILITY. There shall have been no material adverse change or development in the business, prospects, properties, earnings, results of operations or financial condition of the Seller or the Business or any of the Purchased Assets.

      7.9 APPROVAL OF LEGAL MATTERS. The form of all instruments, certificates and documents to be executed and delivered by the Seller to the Buyer pursuant to this Agreement and all legal matters in respect of the transactions as herein contemplated shall be reasonably satisfactory to the Buyer and its counsel, none of whose approval shall be unreasonably withheld or delayed.

      7.10 DUE DILIGENCE INVESTIGATION. Buyer shall have completed its investigation and review of the Business, the Seller, and the Purchased Assets, and be satisfied with the results thereof.

                                    ARTICLE 8

                     CONDITIONS PRECEDENT TO OBLIGATIONS OF
                                   THE SELLER

      The obligations of the Seller under this Agreement at the Closing and the consummation by the Seller of the transactions contemplated hereby are subject to the satisfaction or fulfillment by the Buyer, prior to or at the Closing, of each of the following conditions, unless waived in writing by the Seller:

      8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Buyer in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as though such representations and warranties were made at and as of such times.

      8.2 PERFORMANCE OF OBLIGATIONS OF THE BUYER. The Buyer shall have performed and complied with all its covenants, agreements, obligations and restrictions pursuant to this Agreement required to be performed or complied with prior to or at the Closing.

      8.3 PAYMENT OF CASH PORTION OF PURCHASE PRICE. The Buyer shall have tendered to the Seller payment of the cash portion of the Purchase Price.

      8.4 SUPPORTING DOCUMENTS. The Seller shall have received from the Buyer signed originals such supporting documents and other information as the Buyer, its lenders and/or legal counsel may reasonably request.

      8.5 NO LITIGATION. No action, suit or other proceeding shall be pending or threatened before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain damages in respect thereof, or involving a claim that consummation thereof would result in a violation of any law, rule, decree or regulation of any governmental authority having appropriate jurisdiction, and no order, decree or ruling of any governmental authority or court shall have been entered challenging the legality, validity or propriety of this Agreement or the transactions contemplated hereby or prohibiting, restraining or otherwise preventing the consummation of the transactions contemplated hereby.

                                    ARTICLE 9

                                 TRANSFER TAXES

      9.1 CERTAIN TAXES AND FEES. All sales, transfer, documentary, stamp, recording and other similar taxes and/or fees and Taxes which may be due or payable in connection with the sale of the Purchased Assets pursuant hereto shall be borne by the Seller.

                                   ARTICLE 10

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                                 INDEMNIFICATION

      10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All statements contained in any schedule or certificate delivered hereunder or in connection herewith by or on behalf of any of the parties pursuant to this Agreement shall be deemed representations and warranties by the respective parties hereunder unless otherwise expressly provided herein. The representations and warranties of the Seller on the one hand and the Buyer on the other hand contained in this Agreement, including those contained in any certificate delivered hereunder or in connection herewith, shall survive for a period of Five (5) years after the Closing. The Seller's indemnification of Buyer in connection with any tax liability or fraud shall survive for a period of time set forth for the statute of limitations under the applicable law.

      10.2 AGREEMENT TO INDEMNIFY BY THE SELLER. Subject to the terms and conditions of Section 10.5 hereof, the Seller hereby agrees to indemnify and save the Buyer, its affiliates, and its shareholders, officers, directors, employees, successors and assigns (each, a "BUYER INDEMNITEE") harmless from and against, for and in respect of, any and all demands, judgments, injuries, penalties fines, damages, losses, obligations, liabilities, claims, actions or causes of action, encumbrances, cost, expenses (including, without limitation, reasonable attorneys= fees, consultants= fees and expert witness fees), suffered, sustained, incurred or required to be paid by any Buyer Indemnitee (collectively, "BUYER'S DAMAGES") arising out of, based upon, in connection with or as a result of:

            (a) the untruth, inaccuracy or breach of any representation and warranty of the Seller contained in or made pursuant to this Agreement, including in any certificate delivered hereunder or in connection herewith; or

            (b) the breach or nonfulfillment of any covenant or agreement of the Seller contained in this Agreement or in any other agreement, document or instrument delivered hereunder or pursuant hereto; or

            (c) the assertion against any Buyer Indemnitee or any of the Purchased Assets of any obligation arising out of or based upon any liability of Seller, other than the Assumed Liabilities; or

            (d) all claims of creditors asserted by reason of the parties non-compliance with any applicable bulk sale laws; or

            (e) any and all UCC financing statements that have not been released prior to or at Closing, and Seller hereby represents and warrants that it shall take all steps necessary to, and shall, obtain such releases within 30 days after Closing.

      10.3 AGREEMENT TO INDEMNIFY BY THE BUYER. Subject to the terms and conditions of Section 10.5 hereof, the Buyer hereby agrees to indemnify and save the Seller and its affiliates and its respective shareholders, members, officers, directors, employees, successors and assigns (each, a "SELLER INDEMNITEE") harmless from and against, for and in respect of, any and all demands, judgments, injuries, penalties, damages, losses, obligations, liabilities, claims actions or causes of action, encumbrances, costs and expenses (including, without limitation, reasonable attorneys' fees and expert witness fees) suffered, sustained, incurred or required to be paid by any Seller Indemnitee arising out of, based upon, in connection with or as a result of:

            (a) the untruth, inaccuracy or breach of any representation and warranty of the Buyer contained in this Agreement or in any other agreement, document or instrument delivered hereunder or pursuant hereto; or

            (b) the breach of nonfulfillment of any covenant or agreement of the Buyer contained in this Agreement or in any other agreement, document or instrument delivered hereunder or pursuant hereto;

            (c) the assertion against Seller or any Seller Indemnitee of any of the Assumed Liabilities; or

            (d) the assertion against Seller of any liability arising out of Buyer's use of the Purchased Assets after the Closing.

      10.4 INDEMNIFICATION LIMITS. The Buyer Indemnitees shall not be entitled to any indemnification under this Article 10 unless and until the claim or claims by the Buyer Indemnitees for any and all claims, liabilities, obligations, losses, cost, expenses, penalties, fines and damages to be indemnified by the Seller Indemnitees pursuant to this Article 10 exceed an aggregate of $1,000.00, but shall thereafter be entitled to indemnification for the full amount of any such claim or claims, including the first $1,000.00 of such claim or claims. Notwithstanding the provisions of Section 10.3 above, with respect to breaches of all representations and warranties of the Seller contained herein, the Buyer shall not be entitled to any indemnification pursuant to Section 10.3 in excess of the Purchase Price in the aggregate; provided, however, that the limitations contained in this Section 10.4 shall not apply in the case of fraud on the part of the Seller or the intentional breach of any representation or warranty of the Seller contained herein.

      10.5 PROCEDURES REGARDING THIRD PARTY CLAIMS. The procedures to be followed by the Buyer and the Seller with respect to indemnification hereunder regarding claims by third persons shall be as follows.

            (a) Promptly after receipt by any Buyer Indemnitee or Seller Indemnitee, as the case may be, of notice of the commencement of any action or proceeding (including, without limitation, any notice relating to a tax audit) or the assertion of any claim by a third person, which the person receiving such notice has reason to believe may result in a claim by it for indemnity pursuant to this Agreement, such person (the "INDEMNIFIED PARTY") shall give notice of such action, proceeding or claim to the party against whom indemnification pursuant hereto is sought (the "INDEMNIFYING PARTY"), setting forth in reasonable detail the nature of such action or claim, including copies of any written correspondence from such third person to such Indemnified Party.

            (b) The Indemnifying Party shall be entitled, at its own expense, to participate in the defense of such action, proceeding or claim, and, if (i) the action, proceeding or claim involved seeks (and continues to seek) solely monetary damages, (ii) the Indemnifying Party confirms, in writing, its obligations hereunder to indemnify and hold harmless the Indemnified Party with respect to such damages in their entirety pursuant to Sections 10.2 or 10.3 hereof, as the case may be, and (iii) the Indemnifying Party shall have made provision which, in the reasonable judgment of the Indemnified Party, is adequate to satisfy any adverse judgment as a result of its indemnification obligation with respect to such action, proceeding or claim then the Indemnifying Party shall be entitled to assume and control such defense with counsel chosen by the Indemnifying Party and approved by the Indemnified Party, which approval shall not be unreasonably withheld or delayed. The Indemnified Party shall be entitled to participate therein after such assumption, the costs of such participation following such assumption to be at its own expense. Upon assuming such defense, the Indemnifying Party shall have full rights to enter into any monetary compromise or settlement which is dispositive of the matters involved; provided, that such settlement is paid in full by the Indemnifying Party and will not have any direct or indirect continuing material adverse effect upon the Indemnified Party.

            (c) With respect to any action, proceeding or claim as to which (i) the Indemnifying Party does not have the right to assume the defense or (ii) the Indemnifying Party shall not have exercised its right to assume the defense, the Indemnified Party shall assume and control the defense of and contest such action, proceeding or claim with counsel chosen by it and approved by the Indemnifying Party, which approval shall not be unreasonably withheld. The Indemnifying Party shall be entitled to participate in the defense of such action, the cost of such participation to be at its own expense. The Indemnifying Party shall be obligated to pay the reasonable attorneys= fees and expenses of the Indemnified Party to the extent that such fees and expenses relate to claims as to which indemnification is due under Sections 10.2 or 10.3 hereof, as the case may be. The Indemnified party shall have full rights to dispose of such action and enter into any monetary compromise or settlement; provided, however, in the event that the Indemnified Party shall settle or compromise any claims involved in the action insofar as they relate to, or arise out of, the same facts as gave rise to any claim for which indemnification is due under Sections 10.2 or 10.3 hereof, as the case may be, it shall act reasonably and in good faith in doing so.

            (d) Both the Indemnifying Party and the Indemnified Party shall cooperate fully with one another in connection with the defense, compromise or settlement of any such claim, proceeding or action, including, without limitation, by making available to the other all pertinent information and witnesses within its control.

      10.6 EFFECTIVENESS. The provisions of this Article 10 shall be effective upon consummation of the Closing, and prior to the Closing, shall have no force and effect.

                                   ARTICLE 11

                         TERMINATION AND TERMINATION FEE

      11.1 TERMINATION. Notwithstanding any other provision herein contained to the contrary, this Agreement may be terminated at any time prior to the Closing Date by written consent of the parties hereto.

      11.2 PROCEDURE AND EFFECT OF TERMINATION. Nothing contained in this Agreement shall prevent any party from seeking any relief at law and in equity to which it would be entitled in the event of a breach of this Agreement by the other party.

                                   ARTICLE 12

                            MISCELLANEOUS PROVISIONS

      12.1 ACCESS TO BOOKS AND RECORDS AFTER CLOSING. Each party shall, following the Closing, give, and shall cause to be given, to the other party and its authorized representatives such access, during normal business hours and upon prior notice, to such books and records constituting or relating to the Purchased Assets as shall be reasonably necessary for such party in connection with the preparation and filing of the party=s tax returns, and to make extracts and copies of such books and records.

      12.2 NOTICES. All notices, claims, certificates, requests, demands and other communications hereunder shall be given in writing and shall be delivered by United States Mail, certified, return receipt requested, personally, by telecopier or by a nationally recognized overnight courier, postage prepaid, and shall be deemed to have been duly given when so delivered personally or sent by telecopier, with receipt confirmed, or one (1) business day after the date of deposit with such nationally recognized overnight courier. All such notices, claims, certificates, requests, demands and other communications shall be addressed to the respective parties at the addresses set forth below or to such other address as the person to whom notice is to be given may have furnished to the others in writing in accordance herewith.

      If to the Seller to:               AN - NAS, LLC
                                29004 West Eight Mile Road
                                Farmington, Michigan 48336

                                Attention: Dr. A. S. Nakadar

      If to the Buyer to:       Muslim Media Network, Inc.,
                                29004 West Eight Mile Road
                                Farmington, Michigan 48336
                                Attention: Dr. A. S. Nakadar

      The Buyer or the Seller may change the address or telecopier number to which such communications are to be directed by giving written notice to the others in the manner provided in this Agreement.

      12.3  PARTIES IN INTEREST; NO THIRD PARTY BENEFICIARIES.

            (a) This Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

            (b) Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon or give to any employee of the Seller, or any other person, firm, corporation or legal entity, other than the parties hereto and their successors and permitted assigns, any rights, remedies or other benefits under or by reason of this Agreement.

      12.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other writings referred to herein or delivered pursuant hereto contain the entire understanding of the parties hereto and supersedes all prior agreements and understandings between the parties hereto with respect to its subject matter. This Agreement may be amended or modified only by a written instrument duly executed by the parties hereto.

      12.5 HEADINGS. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      12.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement.

      12.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, without giving effect to its principles of conflicts of law.

      12.8 KNOWLEDGE. Whenever any representation or warranty of the Seller contained herein or in any other document executed and delivered in connection herewith is based upon the knowledge of the Seller, such knowledge shall be deemed to include the knowledge, if any, of the Sellers officers and directors.

      12.9 ARBITRATION. Subject to the other provisions of this Section 12.9, any dispute, claim or controversy arising out of or relating to this Agreement, or the interpretation or breach hereof, shall be resolved as follows, except that nothing contained in this Section 12.9 shall prevent any party hereto from seeking any equitable relief to which it would otherwise be entitled from any court of competent jurisdiction.

            (a) Arbitration. Except to the extent that an action for specific performance or other equitable relief is contemplated or authorized hereunder, any dispute, controversy or claim arising out of or relating to this Agreement, or any alleged breach hereof, will be subject to binding arbitration in accordance with this Section 12.9. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under the Commercial Arbitration Rules of the American Arbitration Association, except that only one mutually acceptable arbitrator shall be required, and judgment on the award rendered by the arbitrator (the "Panel") may be entered in any court having jurisdiction thereof. The parties agree that they will utilize their best efforts to ensure that such arbitration proceeds in a diligent fashion with an aim of concluding any such dispute within ninety (90) days after initiation.

            (b) Costs, Fees and Expenses. The cost of the arbitration shall be paid by the party that does not substantially prevail on the merits in the arbitration (as determined by the award of the Panel). The party that substantially prevails on the merits of the arbitration (as determined by the Panel) shall be entitled to reasonable attorneys' fees, costs, expenses and necessary disbursements in addition to any other relief to which such party may be entitled as determined by the Panel and set forth in the award.

            (c) Location of Arbitration. The arbitration shall take place in Southfield, Michigan.

      12.11 WAIVERS. Any party to this Agreement may, by written notice to the other parties hereto, waive any provision of this Agreement from which such party is entitled to receive a benefit. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision of this Agreement.

      12.12 SEVERABILITY. In the event that any provision, or part thereof, of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions, or parts thereof, shall not in any way be affected or impaired thereby.

      12.13 CONSTRUCTION. The language of all provisions of this Agreement shall be construed according to its fair meaning and not strictly against any party.

      12.14 EXPENSES. Except as otherwise set forth herein, each party shall be responsible for its own legal fees and other costs and expenses incurred in connection with this Agreement and the negotiation and consummation of the transactions contemplated hereby.

      IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first stated above.

                                BUYER:

                                MUSLIM MEDIA NETWORK, INC., a
                                Michigan Corporation

                                By: /s/ Dr. A. S. Nakadar
                                    ----------------------------------------
                                    DR. A. S. NAKADAR

                                Its: PRESIDENT

                                SELLER:

                                AN - NAS, LLC, a Michigan limited liability company

                                By: /s/ Dr. A. S. Nakadar
                                    ------------------------------------
                                    DR. A. S. NAKADAR

                                Its: MEMBER

                                SCHEDULE 1.1 (a)

                                Purchased Assets

      (a) CONTRACTS, ADVERTISER ACCOUNTS AND CUSTOMER ACCOUNTS. All right, title and interest (but not obligations), in and to all contracts, agreements, customer accounts and other advertiser-related and customer-related rights, information and commitments relating to the Business, including any security or similar deposits relating to those contract or accounts (the "Contracts").

      (b) MUSLIM OBSERVER NEWSPAPER. Any and all copyrights and trademarks, whether registered or unregistered, to any materials published in the Muslim Observer newspaper, including the name, the "Muslim Observer", all publishing rights with respect to the Muslim Observer, and any and all other intangible rights with respect to the Muslim Observer newspaper.

      (c) www.muslimobserver.com. Any and all copyrights and trademarks, whether registered or unregistered, to any materials published on the www.muslimobserver.com web-site, the domain name, www.muslimobserver.com, all publishing rights with respect to the www.muslimobserver.com web-site, , and any and all other intangible rights with respect to the www.muslimobserver.com web-site.

      (d) RECORDS AND FILES. All records, customer lists, prospect lists, advertiser and customer contact information (including phone and fax numbers), correspondence and marketing files relating to the past and present advertisers and customers served by the Business, and all other relevant documents or information pursuant to which Seller has provided services and/or products to such customers relating to the Business and other records specifically relating to the customers of Business (the "Records").

      (e) PERMITS AND LICENSES. All permits, licenses, orders, franchises, authorizations and approvals relating to or maintained as part of the Business' provision of products and services to customers (the "Permits and Licenses"), to the extent same may be assigned and/or transferred according to law.

      (f) INTANGIBLE PROPERTY RIGHTS. All intangible property rights (including intellectual property rights and the goodwill associated therewith) of any kind or character arising from, relating to or concerning the Business including without limitation, confidentiality obligations and similar obligations, including all telephone and facsimile telephone numbers ("Intangibles").

      (g) OPEN ORDERS. All open orders for goods and services with customers of the Business (the "Open Orders"), together with related purchase orders, contracts and subcontracts associated with such Open Orders.

      (h) GOODWILL. All goodwill of the Business as a going concern and all information and documents related thereto, including the exclusive right to represent itself as carrying on the Business in succession to Seller ("Goodwill").

                                      23